                                                                  EXHIBIT 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS SUBJECT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                LETTER AGREEMENT

                                 BY AND BETWEEN

                    INTERNATIONAL PHILANTHROPIC HOSPITAL FOUNDATION

                          A CALIFORNIA NONPROFIT CORPORATION

                        (DBA GRANADA HILLS COMMUNITY HOSPITAL)

                                       AND

                            RAYTEL MEDICAL CORPORATION

                             A DELAWARE CORPORATION




                              DATED JANUARY 9, 1996




                 CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

                                               GRANADA HILLS
                                               COMMUNITY HOSPITAL

                                 January 9, 1996

Mr. Richard Bader, President
Raytel Medical Corporation
2755 Campus Drive, Suite 200
San Mateo, California  94403-2515

     Re: Letter Agreement
         ----------------

Dear Mr. Bader:

     This letter agreement (this "Agreement") is made and entered into by and between INTERNATIONAL PHILANTHROPIC HOSPITAL FOUNDATION, a California nonprofit corporation doing business as GRANADA HILLS COMMUNITY HOSPITAL ("Hospital"), with its principal place of business at 10445 Balboa Boulevard, Granada Hills, CA 91344, and RAYTEL MEDICAL CORPORATION, a Delaware corporation ("Management Company"), with its principal place of business at San Mateo, California.

     Hospital owns and operates a general acute care hospital licensed by the State of California and provides a heart program which includes, but is not limited to, cardiovascular and cardiothoracic surgical procedures, catheterization laboratory services, cardiac rehabilitation center, Pacemaker Clinic, stress testing services and noninvasive cardiology diagnostic testing services (the "Program"). Management Company has the experience necessary to operate and manage all aspects of the Program, subject to the ultimate control of Hospital.

     Hospital and Management Company currently are negotiating a Management Services and Lease Agreement ("Definitive Agreement"). The parties have agreed on all terms of the Definitive Agreement except the standard hospital profit margin (the "Hospital Profit"). The parties, however, contemplate that the Hospital Profit, once definitively agreed upon by the parties, shall not exceed the average profit margin for the four largest hospital corporations in the public market for the year 1995. Once definitively agreed upon, the Hospital Profit shall be integrated into the payment provisions of the Definitive Agreement. The parties agree to use good faith efforts to agree upon the Hospital Profit.

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January 9, 1996
Page 2


     Prior to execution of the Definitive Agreement, Hospital desires to commence the Program under Management Company's management and operation (collectively, the "Services"), and lease space to Management Company for operation of the Program and for Program Physicians, and Management Company desires to provide such Services, and lease such space for the Program and for Program Physicians, for such period ("Phase One of the Program").

     Hospital hereby appoints Management Company as the sole and exclusive manager of Phase One of the Program for and on behalf of Hospital and hereby grants to Management Company the authority and responsibility, as set forth herein, to provide the Services. Management Company hereby accepts such appointment and agrees to perform such Services.

     Except as otherwise provided in this paragraph, the term of this Agreement shall commence upon February 1, 1996. If, prior to February 1, 1996, Hospital reasonably believes that the written consent of Banque Paribas to the terms of this Agreement is necessary pursuant to the terms of that certain Letter of Credit and Reimbursement Agreement between Hospital and Banque Paribas dated October 13, 1994, Hospital shall notify Management Company in writing of Hospital's intent to seek such written consent and shall make good faith efforts to obtain such written consent. If such written consent of Banque Paribas is sought by Hospital pursuant to this paragraph and such written consent is not obtained by February 29, 1996, either party hereto may terminate this Agreement upon delivery of written notice to the other party hereto.

     This Agreement shall terminate, without any action by either party, on the earlier of (a) the execution of the Definitive Agreement by the parties hereto, or (b) August 31, 2006. The parties may extend such term by their written agreement.

     Hospital and Management Company agree to be bound by the provisions of
Schedule 1, attached hereto and incorporated herein by this reference, during Phase One of the Program. In the event of any conflict between the provisions of Schedule 1 and the other terms of this Agreement, the other terms of this Agreement shall govern. Once the Hospital Profit provisions are added to the Definitive Agreement and the Definitive Agreement is executed by the parties, the Definitive Agreement shall govern and shall supersede the term of this Agreement. The Definitive Agreement is set forth as Schedule 2, attached hereto and incorporated herein by this reference.

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January 9, 1996
Page 3

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the enclosed duplicate copy of this letter agreement. This Agreement shall not become effective if Hospital does not receive at or before 5:00 p.m. on Tuesday, January 8, 1996, a copy of this Agreement duly executed and dated by Management Company.

                                        Sincerely,

                                        INTERNATIONAL PHILANTHROPIC
                                        HOSPITAL FOUNDATION, a California
                                        nonprofit corporation doing business
                                        as GRANADA HILLS COMMUNITY HOSPITAL

                                        By:        /s/ Dennis Coleman
                                            ----------------------------------
                                               Dennis Coleman, President and
                                               Chief Executive Officer



Management Company hereby accepts and agrees to be bound by the terms of this Agreement as of the date written below.

                                        RAYTEL MEDICAL CORPORATION,
                                        a Delaware corporation

                                        By:       /s/ Richard F. Bader
                                            -----------------------------------

                                        Title:  CEO, CHAIRMAN OF THE BOARD
                                               --------------------------------

                                        Date:          1/12/96
                                              ---------------------------------



                 CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

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                                   SCHEDULE 1

                               TERMS OF AGREEMENT


                  CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

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                             TERMS OF AGREEMENT

                                  ARTICLE 1
                       APPOINTMENT OF MANAGEMENT COMPANY

     1.1 APPOINTMENT OF MANAGEMENT COMPANY AND ACCEPTANCE. Hospital hereby appoints Management Company as the sole and exclusive management company of the Program for and on behalf of Hospital and hereby grants to Management Company the authority and responsibility, as specifically set forth herein, to supervise and manage the day-to-day operation of the Program. Management Company hereby accepts such appointment and agrees, as specifically set forth herein, to supervise and direct the management and operation of the Program.

     1.2 ULTIMATE AUTHORITY AND CONTROL. Hospital shall at all times exercise ultimate control over the operations of the Program and shall retain the ultimate authority and responsibility regarding the powers, duties and responsibilities vested in Hospital by law and regulation. Notwithstanding this authority, Hospital will endeavor to approve those programs which Management Company may, from time to time, institute, except in those instances where these programs are found to be in violation of government regulations or law, the Hospital Articles, Bylaws, Medical Staff Bylaws, rules or regulations, bond instrument or cause financial loss to Hospital's other programs. Subject to the foregoing, Hospital hereby grants to Management Company the general authority to supervise and manage the day-to-day operations of the Program and to perform the specific functions set forth in this Agreement.

                                  ARTICLE 2
                          DUTIES OF MANAGEMENT COMPANY

     The following Program management services shall be performed by Management Company on behalf of Hospital.

     2.1  GENERAL MANAGEMENT AND ADMINISTRATION.

          2.1.1 SUPERVISION. Management Company shall supervise and coordinate all day-to-day aspects of the Program.

          2.1.2 GOALS AND OBJECTIVES. In conjunction with Hospital, Management Company shall establish goals and objectives for the operation of the Program.

          2.1.3 INTERFACE WITH PHYSICIANS. Management Company shall provide administrative support for daily interface with physicians.

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          2.1.4  QUALITY.  Management Company shall assure a consistent level of high quality services to patients requiring services in the Program, consistent with requirements of the State of California and other Joint Commission on Accreditation of Health Care Organization ("JCAHO").

          2.1.5 PUBLIC IMAGE. Management Company shall make best efforts to establish an excellent public image for the Program.

          2.1.6 NAME. The Program and its facilities shall be called "The Raytel Heart Center at Granada Hills Community Hospital." In the event of a continued relationship with UCLA, Heart Center shall be called "The UCLA/Raytel Heart Center at GHCH" or alternatively "The Raytel/UCLA Heart Center at GHCH."

     2.2  FISCAL MATTERS

          2.2.1 PREPARATION AND ADOPTION OF ANNUAL BUDGET. In cooperation with Hospital Administration, Management Company shall prepare an annual budget which sets major operating goals, priorities and objectives, revenues, expenses and the capital budget of the Program ("Annual Budget"). The Annual Budget shall be presented to Hospital's Board of Directors or its designee prior to the commencement of each fiscal year for acceptance which shall not be unreasonably withheld. Upon adoption, the Annual Budget shall serve as a guide for the operation of the Program during the ensuing fiscal year. The Annual Budget shall not obligate Management Company to expend money. Failure to comply with the Annual Budget or the capital budget shall not be deemed a breach of Agreement nor grounds for termination of this Agreement.

          2.2.2 GOVERNMENT REPORTS. As requested by Hospital, Management Company shall prepare and deliver Program cost data for the preparation and filing of (i) Medicare cost reports, (ii) Medicaid Cost reports and (iii) all other governmental disclosure reports. Such cost data shall be in the form specified by Hospital for the preparation and filing of such reports.

          2.2.3 COLLECTION OF ACCOUNTS. Subject to the terms of this Agreement, Management Company shall bill and collect all Program charges which shall be deposited and maintained in an interest-bearing account designated by Hospital and Management Company in Hospital's name ("Program Bank Account"). Management Company agrees to use its best effort to maximize collections of charges for services rendered in this Program. Management Company shall have signature authority in the account as agent of Hospital. Management Company shall have the authority to disburse funds in the Program Bank Account as appropriate and to keep those balances that are deemed appropriate by Management Company for Program, provided that Management Company may not withdraw funds from the Program Bank Account if funds are due and owing to Hospital in the normal course of business from

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such account. Hospital shall also have the ability to withdraw money from the account when an authorized person at Management Company approves in writing such withdrawal request. Management Company may hire employees of Hospital at an hourly charge to carry out the activities set forth in this section 2.2.3, provided that the hourly charge represents at least the actual direct and indirect cost of Hospital to provide the services of such employees.

          2.2.4 CHARGES FOR SERVICES. Management Company recognizes the importance of maintaining rates to the patients of Hospital which contain the cost of health care. Prior to the opening of the Program, Management Company and Hospital shall meet to establish charge structures for the services provided to Hospital patients which take into account the financial obligations of Hospital, the level of rates at other comparable hospitals and outpatient surgery centers, and the importance of provided quality health care at a reasonable cost.

          2.2.5 CAPITATION. Management Company shall administer capitation distribution from prepaid health plans in connection with the Program, if any, including but not limited to: receiving and depositing capitation payments in the Program Bank Account; reconciling capitation payments; distributing capitation payments; distributing capitation payments; providing third party payor information for coordination of benefits; and distributing payments to all ancillary and administrative providers.

     2.3 SYSTEMS AND PROCEDURES. Management Company shall review the systems and procedures of Hospital and make recommendations to Hospital relating to existing and/or proposed data processing systems and any changes in such systems which may be advisable for the operation of the Program. Such recommendations shall not be unreasonably denied. Management Company at its election and expense shall be able to install separate data processing equipment compatible with other Management Company installations for the Program at its sole discretion, provided that Management Company shall use its best efforts to coordinate the use of such equipment with the systems and equipment of Hospital. Management Company at its election and expense shall be able to install separate data processing equipment compatible with other Management Company installations for Program at its sole discretion. Management Company shall not be obligated to finance or pay for any data processing systems Hospital may choose to install.

     2.4  COMMUNICATIONS AND REPORTS

          2.4.1 ANNUAL BUDGET. Management Company shall present to Hospital periodic written progress reports regarding the Annual Budget summarizing Management Company's management actions and results, steps being taken to implement improvements and such other reports as Management Company or Hospital considers appropriate to keep Hospital informed as to the status and condition of the Program.

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          2.4.2  MEETINGS.  Management Company shall be available to report and consult with Hospital or its designated representatives, on such matters and at such times as Hospital shall reasonably request. Hospital agrees to meet with Management Company to discuss any problems or difficulties in the management of the Program or Management Company's performance under this Agreement as Management Company shall reasonably request.

          2.4.3 MANAGEMENT COMPANY'S REPRESENTATIVE. Management Company shall designate one person to serve as Management Company's principal representative and liaison with Hospital and its Medical Staff. Such person shall be subject to approval by Hospital and shall be available to attend all meetings of Hospital (including administrative meetings and meetings of the Board of Directors or its Committees) and Medical Staff regarding the Program.

          2.4.4 MANAGEMENT COMPANY'S RELATIONSHIP WITH OTHER HOSPITAL DEPARTMENTS. Hospital hereby agrees to comply with Management Company's requests regarding the protocols to be used in the ER/ICU/CCU Patient Care regarding cardiac patients, subject to review and approval of such protocols by the Hospital Medical Staff and provided that such protocols are consistent with government law and regulation, the rules of the JCAHO and the Bylaws, rules and regulations of the Hospital's Medical Staff. This protocol shall include those cardiologists who are to be considered on rotation as well as the credentialing of cardiologists for referrals from the ER. Hospital also agrees to use its best efforts in fulfilling requests from Management Company for support from other Hospital departments. The charges for this support will be consistent with the charges Management Company is paying for other Hospital services.

     2.5  PERSONNEL

          2.5.1 OF MANAGEMENT COMPANY AND HOSPITAL. Program personnel shall be employees of Management Company or Hospital as set forth in Exhibit A to this Agreement.

          2.5.2 EQUAL OPPORTUNITY. Neither Hospital nor Management Company shall discriminate against any person on the grounds of race, color, national origin, handicapped conditions, religion or sex in the recruitment or employment of personnel.

     2.6 PLANNING, MARKETING AND PUBLIC RELATIONS. Management Company shall: establish a strategic business plan, marketing plan and public relations program upon consultation with Hospital's Chief Executive Officer; produce and supply marketing materials; purchase and place media advertising programs; design, develop and implement new managed care products upon consultation with Hospital's Chief Executive Officer; and coordinate health education and wellness programs.

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     2.7   MANAGED CARE AND THIRD PARTY PAYOR CONTRACTING.

           2.7.1 CONTRACTING WHICH INCLUDES PROGRAM AND OTHER SERVICES. Hospital shall be responsible for all Program managed care and third party payor contracting, including but not limited to, prepaid health plans, preferred provider organizations, exclusive provider organizations, self insured employers, employee unions, indemnity carriers, networks of ancillary service providers and out-of-area hospital and ancillary providers. Such contracting shall take into account the profitability and long term viability of the Program. Hospital shall coordinate with Management Company in all such contracting. Such coordination shall include written FAX notice by Hospital to Management Company of financial terms of each proposed contract as such terms relate to the Program. Management Company shall have three (3) working days to dispute such financial terms as being of a lesser rate, charge or remuneration for Program services than any existing contract with Hospital ("Contract Lesser Rate"). If the Management Company fails to respond to Hospital in writing by FAX transmission within such three (3) working day period, the Management Company shall be deemed to have approved the rates contained in such contract. If Management Company disputes the financial terms of any such contract and Hospital nonetheless accepts the Contract Lesser Rate, then Hospital shall pay to Management Company upon the termination of this Agreement an amount determined as follows:

                 a.  the Contract Lesser Rate, less

                 b. the Program contract rate per procedure or the equivalent, times

                 c. the number of such procedures under such contract during the term of this Agreement.

If the Contract Lesser Rate cannot be determined as of the termination of this Agreement, time for payment pursuant to this Section 2.7.1 shall be extended until sufficient information is available to make such determination.

           2.7.2 CONTRACTING INVOLVING ONLY THE PROGRAM. In the case in which such contracting involves only the Program, Management Company shall be responsible for such contracting, subject to Hospital's approval which shall not be unreasonably withheld.

     2.8   PATIENT ELIGIBILITY.

           2.8.1 DETERMINATION. Management Company shall assist with determination of eligibility of patients for health care coverage prior to provision of Hospital services.

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           2.8.2 DENIALS.  Management Company shall reconcile retroactive denial of eligibility against provision of medical services and authorization process by Hospital against appropriate health care benefit agreement.

           2.8.3 RETROACTIVE ELIGIBILITY. Management Company shall administer system for retroactive eligibility determination and assisting in collection of outstanding accounts receivable from ineligible patients.

           2.8.4 HOSPITAL PATIENT ADMISSION. In the event Management Company refuses a patient for any reason, including courtesy discount patients, consistent with the laws and regulations governing such patients, Hospital shall have the right to accept the patient into Program but will be financially responsible for paying for any services rendered to the patient at the median of Program's managed care rates.

     2.9 UTILIZATION REVIEW, QUALITY ASSURANCE AND MEDICAL POLICY COMMITTEE FUNCTIONS.

           2.9.1 REFERRAL AUTHORIZATION. Management Company shall administer managed care medical and hospital referral authorization procedures.

           2.9.2 IMPLEMENT PROGRAMS. Management Company shall design, develop and implement an outcome management program, a physician education program and a claims analysis program, upon consultation with Hospital's Chief Executive Officer.

           2.9.3 ASSISTANCE. Management Company shall provide administrative assistance prior to and at all managed care Utilization Review, Quality Assurance and Medical Policy Committee Meetings (e.g. meeting schedules, set-up, agenda, minutes). Hospital shall use its best efforts to incorporate any suggestions Management Company may have on this paragraph 2.9.3 as well as paragraphs 2.9.4 and 2.9.5.

           2.9.4 UTILIZATION REVIEW COMMITTEES. Management Company shall provide administrative support at each managed care Utilization Review Committee meeting pertinent to health benefits, billing information, referral authorization process, referral and practice patterns, compliance with referral authorization process, referral limitations, monitoring of coding procedures and utilization guidelines. Management Company may appoint a physician member of the Hospital's Medical Staff to the Hospital's Medical Staff Utilization Review Committee.

           2.9.5 QUALITY ASSURANCE ACTIVITIES. Management Company shall provide administrative support for all managed care Quality Assurance activities as they relate to non-medical policy and procedure development, data collection, meeting administration,

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documentation of findings, monitoring of Hospital developed requirements for medical record documentation.

     2.10  LIAISON WITH PROVIDERS AND THIRD PARTY PAYORS CONTRACTING WITH
           HOSPITAL.

           2.10.1 COORDINATION. Management Company shall coordinate communications with providers and third party payors.

           2.10.2 FACILITATION. Management Company shall facilitate Hospital network and office expansion to meet requirements of third party payors.

           2.10.3 GRIEVANCES. Management Company shall assist in resolving any grievances between Hospital and providers, third party payors or patients.

     2.11  COMPLIANCE WITH REQUIREMENTS.

           2.11.1 LICENSING. Management Company shall assist Hospital in its compliance with licensing, certification and accreditation reviews, audits and issues.

           2.11.2 MEDICARE. Management Company shall assist Hospital in its compliance with Medicare conditions for coverage and accreditation standards.

           2.11.3 PROGRAM PHYSICIANS. All physicians applying for Hospital Medical Staff privileges in the Program shall be reviewed by the Management Company's credentialing committee. The results of such review shall be forwarded in writing to the appropriate Hospital Medical Staff committtee for consideration as part of Hospital's credentialing process consistent with time frames contained in Hospital's Medical Staff Bylaws.

     2.12 OTHER DUTIES. Management Company shall take such other actions and perform such other duties as are consistent with the terms of this Agreement and as may be requested by Hospital in order to comply with government regulations except that nothing in this section shall imply that Management Company is obligated to undertake any expenditures.


                                  ARTICLE 3
                            MANAGEMENT OF PROGRAM

     3.1 RELATIONSHIP OF PARTIES. It is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement. Neither party, nor any other person performing services on behalf of either party pursuant to this Agreement, shall have any right or claim against the other party under this Agreement for

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social security benefits, workers' compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave or any other employee benefits of any kind.

     3.2 PATIENT SERVICES. From time to time and as appropriate, Management Company shall make recommendations to Hospital concerning changes in the scope of services offered in the Program as set forth in Exhibit B to this Agreement. In formulating its recommendations, Management Company shall confer with and seek the advice and recommendations of Hospital and members of the Hospital's Medical Staff.

     3.3 MEDICAL AND PROFESSIONAL MATTERS. All medical and professional matters shall be the responsibility of Hospital and its Medical Staff. Management Company shall provide advice and consultation in matters relating to the Medical Staff. Hospital and the Medical Staff shall use their best efforts to follow such advice and consultation and shall not unreasonably reject the advice and consultation. Management Company shall at all time use its best efforts and devote the resources necessary to maintain excellent working relations with both Hospital and its Medical Staff.

     3.4   MAINTENANCE OF STANDARDS

           3.4.1 STANDARDS OF HEALTH CARE MANAGEMENT. Management Company shall manage the Program in accordance with generally accepted health care management techniques for a general acute care hospital licensed in the community, with reasonable exercise of its judgment and consistent with the policies adopted by Hospital and the resources available to it, including, but not limited to, availability of services in the Program to all inpatients and outpatients presenting in the Program without regard to the ability to pay in accordance with Hospital's policy.

           3.4.2 QUALITY CONTROLS. Management Company shall assist in activating and maintaining on a continuing basis its quality assurance program to provide objective measurements of the quality of health care provided in the Program and to promote full compliance with the Quality Assurance Standards of JCAHO. Management Company shall further encourage and assist the Medical Staff to meet JCAHO standards with respect to medical practices and procedures.

           3.4.3 OPERATIONAL PLANNING. Management Company shall provide an annual report to assist Hospital and the Medical Staff in reviewing short, medium and long range objectives for the Program and in formulating recommendations with respect thereto. For purposes of this Agreement, the term "short range objective" is intended to mean _______________ the term "medium range objective" means _______________ and the term "long range objective" means ______________ or longer. If Hospital desires Management Company to develop a master

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plan, Management Company shall make a presentation to Hospital explaining the justification for development of such a plan.

           3.4.5 GOVERNMENT REGULATIONS. Management Company, in the performance of its duties under this Agreement, shall comply with all applicable local, state and federal rules and regulations governing Hospital and the Program.

           3.4.6 CONFIDENTIALITY OF RECORDS. Management Company shall assure that the confidentiality of all records of Hospital is maintained in accordance with the standards of the JCAHO and shall comply with all applicable local, state and federal laws and regulations relating to records of Hospital.

           3.4.7 MEDICARE DISCLOSURE OF BOOKS AND RECORDS. To the extent required by Section 1395x(V)(1)(I) of Title 42 of the United States Code:

                 a. Until the expiration of four years after the termination of this Agreement, Management Company shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by Management Company under this Agreement.

                 b. Management Company further agrees that in the event Management Company carries out any of its duties under this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more, over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organizations as are necessary to verify the nature and extent of such costs.

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                              ARTICLE 4
        CAPITAL IMPROVEMENTS, EQUIPMENT, SUPPLIES AND SERVICES


   4.1  CAPITAL IMPROVEMENTS AND EQUIPMENT.

     4.1.1 Management Company shall pay the costs of capital improvements and new equipment for the Program. Within one hundred twenty (120) days of the execution of this Agreement, Management Company shall make recommendations to Hospital regarding proposed capital improvements and equipment or purchases or leases. If approved by Hospital, whose approval shall not be unreasonably withheld, Management Company shall negotiate the contracts and supervision of the installation of such capital improvements or equipment. Management Company shall thereafter as part of the Annual Budget make recommendations to Hospital as to further capital improvements for the Program.

     4.1.2 Management Company shall make available sufficient funds to pay for such capital improvements and equipment during the term of this Agreement to achieve the following:

        a. Consolidation of the operations of all services and functions of the Program.

        b. Upgrading the catheterization laboratory equipment to present standard of care.

        c. Providing new management information systems.

        d. Maintaining a high level of Program quality and outcomes.

     4.1.3 Management Company shall retain ownership of equipment purchased subsequent to the termination of this Agreement, subject to Hospital's right to purchase equipment under section 10.2.2 of this Agreement.

     4.1.4 In the event Management Company recommends to Hospital the construction of a new building on Hospital property or the need for Program to occupy more than ____ of the total Hospital building, Management Company shall present to Hospital a comprehensive planning and development document for expansion. Hospital shall evaluate any proposed expansion of the Program and shall not reasonably withhold approval unless such expansion violates government law or regulation, present Hospital policy including the master plan. JCAHO requirements or unless the expansion impinges on the financial viability of Hospital.

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   4.2  SUPPLIES AND SERVICES.

     4.2.1 RESPONSIBILITY. Hospital shall supply the Program with all utilities, including in-house and local telephone service, existing Program medical equipment, services except where specialized equipment maintenance is required, central supply, maintenance and security services required to operate the Program as agreed upon by Hospital and Management Company. Management Company will pay for this as part of the lease price. Where usage can be established, Management Company will pay Hospital on a fee-for-services basis.

     4.2.2 CONTRACTS. Hospital shall negotiate all contracts for supplies and services to be provided by it pursuant to the terms of this Agreement, including, but not limited to, group purchasing contracts. Management Company shall assist Hospital in such negotiations upon request and advise Hospital of purchasing contracts available to Management Company.

                              ARTICLE 5
                            PROGRAM SPACE

   5.1 HOSPITAL RESPONSIBILITIES. During the term hereof, Hospital shall lease to Management Company the space described in Exhibit C to this Agreement under rates set forth in Article 8 of this Agreement. Such space shall be used for the operation of the Program by Management Company and for Hospital Medical Staff physicians practicing in the Program ("Program Physicians") as provided in this Agreement and for no other purposes. Any changes to such space may be made only upon the written agreement of Hospital and Management Company. Hospital shall provide to Management Company and its personnel access to all common areas and departments in Hospital necessary to carry out the operation of the Program on a basis similar to all Hospital personnel for other Hospital departments, including, but not limited to, parking, admitting, waiting rooms, toilet facilities and cafeteria.

   5.2 MAINTENANCE. Hospital shall maintain and promptly repair the physical property in the Program as shall be requested by Management Company and determined necessary by Hospital in order to maintain the same in good working order and condition.

                              ARTICLE 6
                          PROGRAM SERVICES

   6.1 LICENSURE BY MANAGEMENT COMPANY. It is anticipated by the parties that Management Company may apply for and obtain licensure from the State of California to exclusively operate certain Program services. Hospital agrees to use its best efforts to cooperate with the separate license applications and the necessary actions required to ascertain such a license. The parties agree that Program services for which Management

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Company may apply for licensure include all heart related diagnostic and therapeutic activities including, without limitations, surgery, catheterization, rehabilitation, patient rooms and ICU.

                              ARTICLE 7
                  MANAGEMENT OF PROGRAM PHYSICIANS

   7.1 BY MANAGEMENT COMPANY. Management Company intends to provide management services to Program Physicians.

   7.2 LEASE OF SPACE FOR PROGRAM PHYSICIANS. Pursuant to Article 5 of this Agreement, Management Company shall lease space from Hospital to be used as medical offices by Program Physicians.

   7.3 ADDITIONAL SPACE. In the event during the term of this Agreement Management Company requires additional Space, Hospital agrees to provide such space at a proportional increase in the rate presently charged for the facilities, unless provision of such space requires additional expenditures in which case Management Company shall pay the cost of such expenditures.

                              ARTICLE 8
              PAYMENT BY MANAGEMENT COMPANY TO HOSPITAL

   8.1 ONE TIME PAYMENT. Management Company shall pay to Hospital the lump sum of one hundred fifty thousand dollars ($150,000.00) on or before February 1, 1996.

   8.2 PROGRAM SPACE. INCLUDING CATH LAB SPACE. During the term of this Agreement, Management Company shall pay to Hospital the following amounts for Program Space as set forth in Section 5.1 of this Agreement:

     8.2.1 PROGRAM SPACE. For Program Space, excluding cath lab space, of approximately four thousand eight hundred and eight (4,880) square feet, the rental amount of ____________________ per square foot per month, plus an additional amount of _________________ per square foot per month for services provided by Hospital under Section 4.2.1 of this Agreement.

     8.2.2 CATH LAB SPACE. For Cath Lab Space of approximately eight hundred and twenty (820) square feet, the rental amount of ___________ per square foot per month, plus an additional amount of ____________ per square foot per month for services provided by Hospital under Section
4.2.1 of this Agreement, provided that such rent of _____________ per square foot per month shall be reduced to _____________

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______________ per square foot per month upon installation of new cath lab equipment by Management Company.

     8.2.3 ANNUAL ADJUSTMENT IN RENTAL AMOUNT. The rental amounts set forth in Sections 8.2.1 and 8.2.2 of this Agreement shall be annually increased by the greater of the following: _________________ established for the previous calendar year.

     8.2.4 EFFECTIVE DATE. The amounts set forth in Sections 8.2.1 and
8.2.2 shall be effective only upon integration of the Program Space by Management Company into the Program.

     8.2.5 TENANT IMPROVEMENTS. Management Company shall pay the cost of all tenant improvements to Program and Cath Lab Space.

     8.2.6 RELOCATION. Management Company shall pay Hospital for its costs of vacating and relocating its activities consistent with this Agreement, provided that such costs are approved by Management Company in writing in advance of such costs.

   8.3 GOODWILL. Management Company shall pay to Hospital the amount of _____________________ during each year of the term of this Agreement for good will established by Hospital in its existing heart program. Such payment shall commence on the earlier of the following dates:
_____________________________________________________________________
__________________________________________________________

   8.4 ICU AND MED/SURG BEDS. An amount for ICU and Med/Surg Beds shall be paid by Management Company to Hospital at a bed rate as follows:

     8.4.1 NON-PRIME CARDIOVASCULAR DRGs. for Non-Prime Cardiovascular DRGs __________________ of the average rate per bed collected by Hospital during the last ninety (90) days of 1995, as detailed in the Hospital's "Product Line Analysis", a sample of which is set forth in Exhibit D to this Agreement.

     8.4.2 PRIME CARDIOTHORACIC DRGs. For Prime Cardiothoracic DRGs _____ _______________ of the average rate per bed collected by Hospital during the last ninety (90) days of 1995, as detailed in the Hospital's
"Product Line Analysis", a sample of which is set forth in Exhibit D to this Agreement.

     8.4.3 REDUCTION IN BED RATE. In any calendar year in which the ICU and Med/Surg bed days reaches ________________________________ the percentages set forth in sections 8.4.1 and 8.4.2 shall be reduced to ___________________ for Med/Surg Beds and _________________________ for
ICU Beds, effective the date that the Med/Surg beds days reaches such level.

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   8.5  ANCILLARY SERVICES AND SUPPLIES.  Management Company shall pay to Hospital for ancillary services and supplies used in the Program, amounts equal to ____________ of the average rate collected by the Hospital during the last ninety (90) days of 1995 for services and supplies for Non-Prime Cardiovascular DRGs and _____________ of the average rate collected by the Hospital during the last ninety (90) days of 1995 for services and supplies for Prime Cardiothoracic DRGs.

   8.6 NET REVENUE SHARING. Management company shall pay to Hospital an amount equal to ________________ of the net case collected from Program activities in excess of the net cash collected by Hospital for Program activities during 1995.

   8.7 UCLA PROGRAM. Management Company shall assume all costs incurred by Hospital under that certain unsigned Cardiothoracic Surgery Services Agreement by and between Hospital, University Cardiothoracic Associates and The Regents of the University of California.

   8.8 OPERATIONAL AND DIRECT EXPENSES. Management Company shall assume all operational and direct expenses associated with services set forth in Exhibit B.

   8.9 ADDITIONAL PAYMENTS. Management Company shall pay to Hospital a "Net Revenue Monthly Shortfall Payment" of up to _______________________ per month for months _________________ of this Agreement, if this Agreement is in effect during such months and if a "Net Revenue Monthly Shortfall" exists in any such month. For the purposes of this Agreement, Net Revenue Monthly Shortfall shall mean any month in which compensation to Hospital under Sections 8.2, 8.3 (the payment therefrom prorated monthly), 8.4, 8.5, 8.7 and 8.8 of this Agreement, less _________________
for such month is a _____________________________________________________
____________________. For each Net Revenue Monthly Shortfall month, Management Company shall pay to Hospital a Net Revenue Monthly Shortfall Payment within fifteen (15) days of receipt of invoice and supporting documents from Hospital.

                              ARTICLE 9
                             TERMINATION

   9.1 GROUNDS FOR TERMINATION BY EITHER PARTY. During the term hereof, either party may terminate this Agreement for cause at any time upon receipt of written notice as set forth below to the other party. For the purposes of this Agreement, "cause" is defined solely as any one or more of the following:

     9.1.1 MATERIAL COVENANT. A default in the performance of any material covenant, agreement, term or provision, when such default continues for a period of thirty

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(30) days after written notice is given to the defaulting party by the non-defaulting party, which notice shall set forth the specific incidents of default and the provisions in this Agreement which the defaulting party has breached. For the purposes of this Agreement, "material covenant, agreement, term or provision" is defined as a covenant, agreement, term or provision contained in this Agreement which constitutes substantially the consideration of the Agreement or without which the Agreement would not have been made.

             9.1.2 LOSS OF LICENSE. This Agreement may be immediately terminated if: the Hospital or Management Company fails to maintain any material license for the Hospital or the Program or if any such license is suspended, terminated or revoked and is not reinstated within a reasonable period of time; the Hospital or Management Company fails to maintain JCAHO accreditation of Hospital; or if the Hospital or Management Company fails to maintain the Hospital's Medicare certification.

      9.2 GROUNDS FOR TERMINATION BY HOSPITAL. During the term hereof, Hospital may terminate this Agreement if:

             9.2.1 SURGICAL PROCEDURES. The Program has fewer than ________ (___) surgical procedures or _____________ diagnostic catheterization per year measured annually from the date of the Agreement for _____________.

             9.2.2 DAMAGE TO HOSPITAL. Material damage occurs to the Hospital or any portion thereof relating to the operation of the Program by fire or other casualty, but only if Hospital fails to commence the activities that will lead to the repair, restoration, rebuilding, or replacement of any such damage or destruction within sixty (60) days after such fire or other casualty, or shall fail to complete such work within a reasonable period of time. In the event Hospital elects not to rebuild Hospital, Management Company may, at its expense, rebuild all or a portion of Hospital. Until such expenses have been repaid, Management Company would have the responsibility of running Hospital.

             9.2.3 FAILURE OF PAYMENTS. Management Company fails to pay to Hospital any sum required pursuant to this Agreement, and such failure is not cured within three (3) days after written notice of such failure is received by Management Company.

     9.3 GROUNDS FOR TERMINATION BY MANAGEMENT COMPANY. During the term hereof, Management Company may terminate this Agreement if:

             9.3.1  CHANGE OF OWNERSHIP.  The ownership of Hospital changes.

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     9.4  EFFECT OF TERMINATION

             9.4.1. FURTHER OBLIGATIONS. Upon termination of this Agreement pursuant to this Article 9, or upon expiration of the term of this Agreement, neither party shall have any further obligation hereunder except for obligations occurring prior to the date of termination and obligations, promises, or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

             9.4.2 PURCHASE OF EQUIPMENT, INVENTORIES AND SUPPLIES. Upon termination of this Agreement by Hospital, Hospital shall be required to purchase from Management Company, at a price equal to Management Company's depreciated book value:

                    a. All equipment owned by Management Company which are used in the Program; and

                    b. All inventories and supplies owned by Management Company for use in the Program.

                    c. All leasehold improvements made to the Premises by Management Company and approved by Hospital; and

                    d. All equipment upgrades made by Management Company to existing equipment in Program.


(Items a., b., c. and d. above are hereinafter referred to as the "Acquisition Assets".)

              Hospital shall pay Management Company the purchase price for the Acquisition Assets as follows: either full payment within sixty (60) days following the effective date of termination of this Agreement; or in sixty (60) days equal monthly payments including interest at ten percent (10%) per annum and a security interest subordinated to existing Hospital debt. This
Section 9.4.2 shall be subject to the terms of the Hospital's bond indenture and related documents.

             9.4.3 OPTION TO PURCHASE ACQUISITION ASSETS. Upon termination or this Agreement by Management Company for any reason, Hospital shall have the option to purchase from Management Company, at a price equal to Management Company's depreciated book value, the Acquisition Assets. If Hospital exercises its option under this Section 9.4.3, Hospital shall pay Management Company the purchase price for said equipment, inventories and supplies as follows: either full payment within sixty (60) days following the effective date of termination of this Agreement; or in sixty (60) equal monthly payments including interest at ten percent (10%) per annum and a security interest subordinated to existing Hospital debt.

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This Section 9.4.3 shall be subject to the terms of the Hospital's bond indenture and related documents.

             9.4.4 USE OF EQUIPMENT, INVENTORIES AND SUPPLIES. Upon termination of this Agreement by either party, for at least one hundred twenty
(120) days following the effective date of termination, Management Company shall allow Hospital the use of the Acquisition Assets.

             9.4.5 ASSUMPTION OF MANAGEMENT COMPANY'S EQUIPMENT LEASE. Upon termination of this Agreement for any reason, Hospital shall have the option to assume Management Company's leases of all equipment leased by Management Company for Program.

             9.4.6 PERSONAL PROPERTY. Upon termination of this Agreement for any reason, Management Company shall vacate the Hospital premises on the effective date thereof, removing at such time any and all of its personnel and personal property. Any personal property which is not so removed, shall become the property of the Hospital.

                                   ARTICLE 10
                                    INSURANCE

    10.1 HOSPITAL. Hospital, at its sole cost, shall maintain the following insurance coverages during the term of this Agreement, with a licensed insurance company admitted to do business in the state of California rated "A" or better in A.M. Best ratings of insurance carriers:

             10.1.1 GENERAL AND PROFESSIONAL LIABILITY. General and professional liability with limits of not less than three million dollars ($3,000,000) per occurrence and ten million dollars ($10,000,000) in the aggregate;

             10.1.2 WORKERS' COMPENSATION. Statutory coverage for workers' compensation; and

             10.1.3 FIRE. Fire and extended coverage of Hospital-owned contents in amounts not less than full replacement costs.

     10.2 MANAGEMENT COMPANY. Management Company, at its sole cost, shall maintain the following insurance coverages during the term of this Agreement, with a licensed insurance company admitted to do business in the state of California rated "A" or better in A.M. Best ratings of insurance carriers;

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             10.2.1  GENERAL AND PROFESSIONAL.  General and professional liability with limits of not less than three million dollars ($3,000,000) per occurrence and ten million dollars ($10,000,000) in the aggregate;

             10.2.2 WORKERS' COMPENSATION. Statutory coverage for workers' compensation; and

             10.2.3 FIRE. Fire and extended coverage for Management Company's equipment located in Hospital in an amount not less than full replacement cost.

     10.3 TAIL COVERAGE. With respect to the insurance policies which the parties are required to purchase and maintain pursuant to this Article 8, in the event that either party procures a "claims made" policy as distinguished from an "occurrence" policy, that party shall procure and maintain, prior to termination of such insurance, continuing "tail" coverage acceptable to the other party.

     10.4. EVIDENCE OF INSURANCE. Each party shall provide the other party with a minimum of thirty (30) days' prior written notice in the event any of the policies set forth in this Article 8 are canceled, changed or amended. Each party shall, from time to time, upon a reasonable request of the other party, furnish to the requesting party written evidence that the policies of insurance required pursuant to this Article 8 are in full force and effect, and valid and existing in accordance with the provisions of said paragraphs.

                                   ARTICLE 11
                                 INDEMNIFICATION

     11.1 INDEMNIFICATION BY MANAGEMENT COMPANY. Management Company shall indemnify and hold Hospital harmless from any and all claims, loss, liability or damage of any kind whatsoever, including but not limited to reasonable attorneys' fees and court costs, arising out of or in any manner occasioned by the negligence or intentional torts of Management Company or its employees, servants and subcontractors, arising out of their duties under this Agreement or their presence in Hospital.

     11.2 INDEMNIFICATION BY HOSPITAL. Hospital shall indemnify and hold Management Company harmless from any and all claims, loss, liability or damage of any kind whatsoever, including but not limited to, reasonable attorneys fees and court costs arising out of or in any manner occasioned by the negligence or intentional torts of Hospital or its employees, servants and subcontractors, arising out of their duties under this Agreement or their use and occupancy of Hospital.

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                                   ARTICLE 12
                             SUCCESSORS AND ASSIGNS

     12.1 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, Management Company may not assign any of its respective rights or delegate any of its respective duties hereunder without receiving the prior written consent of Hospital.

                                   ARTICLE 13
                                 ATTORNEY FEES

     13.1 In the event of any dispute between the parties hereto relating to the terms, covenants or conditions of this Agreement, whether or not an action is filed, the prevailing party in any such dispute shall be entitled to recover the costs thereof, including, without limitation, the reasonable attorney fees (whether trial or appellate), so incurred.

                                   ARTICLE 14
                BUSINESS, FINANCIAL AND PATIENT MEDICAL RECORDS

     14.1 ACCESS TO INFORMATION. Hospital hereby authorizes and grants to Management Company full and complete access to all information, instruments and documents relating to the Program which may be reasonably requested by Management Company in order to perform its duties under this Agreement.

     14.2  OWNERSHIP AND INSPECTION OF RECORDS.

             14.2.1 PATIENT MEDICAL RECORDS. At all times during and after the term of this Agreement, all patient medical records shall be and remain the sole property of Hospital. The patient medical records shall be maintained and kept at Hospital and upon termination of this Agreement, all such patient medical records shall be and remain in the possession of Hospital. Hospital will cooperate and allow Management Company to access such records in the event of any government actions or legal actions where Management Company is a named party.

             14.2.2  LISTS. At all times during and after the term of this

Agreement, financial, corporate and personnel records and information, including but not limited to all lists of patients and managed care contracts relating exclusively to the business and activities of Hospital, shall be and remain the sole property of Hospital. Notwithstanding the foregoing, Hospital shall at all times during the term of this Agreement make available to Management Company for inspection by its authorized representatives, during regular business hours, at the

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principal place of business of Hospital, any Hospital records determined by
Management Company to be necessary to perform its duties under this Agreement.

          14.2.3 BANKRUPTCY. In the event either party makes a decision to enter voluntary bankruptcy, the other party shall be notified at least forty-eight (48) hours prior to the filing of bankruptcy documents, during which time the notified party may exercise any and all legal remedies it may have under law and this Agreement. In the event Hospital is forced into involuntary bankruptcy, this Agreement shall remain in force and shall be binding in accordance with the laws of the State of California.


                                  ARTICLE 15
                  NON-COMPETITION: CONFIDENTIAL INFORMATION

     15.1 NON COMPETITION. Management Company and all of the affiliated entities of Management Company agree for the duration of this Agreement not to develop, manage, acquire any ownership interest in or establish any affiliation with any person or entity offering services offered by the Program or related services within fifteen (15) miles of Hospital. Further, Management Company agrees that the shareholders, directors and officers of Management Company for the duration of this Agreement shall not develop, manage, acquire any ownership interest in or establish any affiliation with any person or entity offering services offered by the Program or related services within fifteen (15) miles of Hospital.

     Hospital agrees for the duration of this Agreement not to develop, manage, acquire any ownership interest in or establish any affiliation with any person or entity offering services offered by the Program or related services; provided, however, that this provision shall not in any way prohibit or restrict Hospital from entering into any transaction involving the operation of Hospital or the sale, merger or change of ownership of Hospital; and further provided that this provision shall not in any way be deemed to limit the provision of services offered by the Program and related services at Hospital by any qualified physician who is a member of the Hospital's Medical Staff with appropriate clinical privileges.

     15.2 CONFIDENTIAL INFORMATION. For purposes of this paragraph 12.2, the term confidential information shall include (i) all proprietary documents and other materials of Management Company and Hospital which contain information relating to the operation of the Program or Hospital and (ii) all methods, techniques and procedures utilized by Management Company and Hospital in operating the Program or Hospital which are not readily available through sources in the public domain.

          15.2.1 Hospital agrees and acknowledges that confidential information of Management Company will be disclosed to it in the course of performing this Agreement. Hospital shall not without the prior written consent of Management Company, use confidential


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information of Management Company for any purpose other than the performance of this Agreement. Hospital further agrees to keep strictly confidential and to hold in trust all confidential information of Management Company and not to disclose or reveal such information to any third party without the express prior written consent of Management Company.

          15.2.2 Management Company agrees and acknowledges that confidential information of Hospital will be disclosed to it in the course of performing this Agreement. Management Company shall not without the prior written consent of Hospital, use confidential information of Hospital for any purpose other than the performance of this Agreement. Management Company further agrees to keep strictly confidential and to hold in trust all confidential information of Hospital and not to disclose or reveal such information to any third party without the express prior written consent of Hospital.

          15.2.3 Upon termination of this Agreement, each party shall retain in its exclusive possession all confidential information, in whatever form, developed or provided by that party in the performance of its duties under this Agreement, and each party shall return all confidential information of the other party which may be in its possession. Each party agrees that it shall not use any confidential information of the other party following termination of this Agreement. This paragraph shall not apply to information required to be maintained by either party under Federal or State law or regulation.


                                 ARTICLE 16
                                ARBITRATION

     16.1 Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement shall be resolved by binding arbitration at the request of either party, in accordance with the rules of the American Arbitration Association. There shall be one arbitrator who shall apply California substantive law and federal substantive law where state law is preempted. Civil discovery for use in such arbitration may be conducted in accordance with the California Code of Civil Procedure and the California Evidence Code, and the arbitrator selected shall have the power to enforce the rights, remedies, duties, liabilities, and obligations of consequences, liabilities, sanctions, and penalties as can be or may be imposed in like circumstances in a civil action by a superior court of the State of California. The provisions of California Code of Civil Procedure
Section 1283 and 1283.05 concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement. The arbitrator shall have the power to grant all legal and equitable remedies and award damages provided by California law, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the decision is based. The arbitrator shall not


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have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6 for any such error. Notwithstanding the above, in the event either party wishes to obtain injunctive relief or a temporary restraining order, such party may initiate an action for such relief in a court of law and the decision of the court of law with respect to the injunctive relief or temporary restraining order shall be binding upon both parties.

                                 ARTICLE 17
                               MISCELLANEOUS

     17.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein and correctly sets forth the rights, duties and obligations of each to the other as of its date. Any prior agreement, promises, proposals, negotiations or representations, whether written or oral, which are not expressly set forth in this Agreement are hereby superseded and are of no force or effect.

     17.2 GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of California. Venue for any action arising out of this Agreement shall be in the State of California.

     17.3 INTERPRETATION. The terms of this Agreement shall not be construed for or against either party by reason of the drafting hereof and shall not be interpreted by reference to any of the titles or headings to the paragraphs or subparagraphs which have been inserted for convenience purposes only and are not deemed a part hereof.

      17.4 EXHIBITS. The terms of this Agreement are deemed to include all of the schedules and exhibits hereto, which are made a part hereof by this reference.

     17.5 AMENDMENTS/WAIVER. This Agreement may only be amended in writing and any provision hereof may be waived only in writing by the party entitled to the benefit of such provision. No waiver of the breach of any provision shall be deemed or constructed to be a waiver of any other or the same provision.

     17.6 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, any such provision shall be stricken and the remaining provisions shall remain in full force and effect provided the stricken provisions are not material to the consideration provided by either party hereto.

     17.7 ASSIGNABILITY. This Agreement shall not be assignable by either party.


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     17.8  NOTICES.  Any notices by either party to the other shall be in writing and shall be deemed to have been given on the earlier of (a) the date on which it is delivered personally, or (b) one (1) business day after it is sent via Federal Express or other overnight courier to the party at its address as set forth on page 1 of this Agreement, or (c) three (3) days after it is deposited in the U.S. mail, postage prepaid, certified with return receipt requested and addressed to the party at its address as set forth on page 1 of this Agreement. Either party may change its address by providing notice to the other party as provided herein.


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                                 EXHIBIT A
                             PROGRAM PERSONNEL

     All full-time, part-time and/or per diem personnel assigned to the following cost centers and/or departments including

           -  Catheterization Laboratory Services;

           -  Cardiac Rehabilitation Services;

           -  Stress Testing Services:

           -  Non-Invasive Cardiology Diagnostic Testing Services;

           -  Cardiovascular and cardiothoracic Surgery Services; and

           -  Pacemaker Clinic.


                       (Actual personnel attached to this Exhibit A)


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Strictly Confidential
SUBJECT TO ATTORNEY-CLIENT PRIVILEGE

Grenada Hills Community Hospital
Raytel Project

PROGRAM PERSONNEL



EMPLOYEE           DEPT                            POSITION                     FTE        DATE     BASE
 NUMBER                                                                                     OF      RATE
                                                                                           HIRE
- --------   ----------------------   ----------------------------------------    ----     --------   -----
 02550     Pacemaker Clinic         Pacemaker Technician (LVN)                           11/18/65
 43286     Cardiac Rehab            Cardiopulmonary Rehab Coordinator                     6/19/95
 41301     Cardiac Rehab            Cardiopulmonary Exercise Specialist                   6/11/90
 43208     Cardiac Rehab            Cardiopulmonary Exercise Specialist                   9/21/94
 43241     Cardiovascular Services  Cardiothoracic Surgery Program Coord (RN)             1/16/95
 43115     Cardiovascular Services  Administrative Assistant                              2/14/94
 39099     Cath/Angiography         Special Procedures Tech                               7/31/89
 04242     Cath/Angiography         Special Procedures RN                                  8/1/72
 05173     Cath/Angiography         Cath Lab Monitor Tech                                 6/21/80

                                    NOTE: PAY RATES IN BOLD INDICATE FACTORED 12-HOUR RATES.

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                                   EXHIBIT B
                               SCOPE OF SERVICES

     -- Catheterization Laboratory Services;

     -- Cardiac Rehabilitation Services;

     -- Stress Testing Services;

     -- Non-Invasive Cardiology Diagnostic Testing Services;

     -- Cardiovascular and Cardiothoracic Surgery Services; and

     -- Pacemaker Clinic.

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                                   EXHIBIT C
                                  PROGRAM SPACE

See attached diagram.



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                              [FLOOR/SPACE LAYOUT]










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                                    EXHIBIT D
                                       DRGs









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PRODUCT LINE ANALYSIS -

CARDIOVASCULAR AND THORACIC - MEDICAL AND SURGICAL

                                                                    # OF     PATIENT    TOTAL     TOTAL    REIMB
  DRG                          DESCRIPTION                         DSCHGS      DAYS    CHARGES    REIMB   PERCENT
- -------  -------------------------------------------------------   -------   -------   --------   ------  -------
     3   EXTRACRANIAL VASCULAR PROC
    14   CEREBROVASC DISO EXT1
    15   TIA & RECEREBRAL OC
    16   NONSPECIFIC CEREBROVASCULAR
    17   NONSPECIFIC CEREBROVASCULAR
    75   MAJOR CHEST PROC
    76   OTHER RESPIRATORY SYSTEM
    104  CARDIAC VALVE PROC W CARDIAC CATH
    105  CARDIAC VALVE PROC W PUMP
    106  CORONARY BYPASS W/CARD CATH
    107  CORONARY BYPASS W/O CARD CATH
    108  OTHER CARDIOTHOR OR VASC PROC
    110  MAJOR RECONS VASC PROC W/O PUMP
    112  PERCUTANEOUS CARDIOVASCULAR PROCEDURES
    113  AMP FOR CIRC SYS DISO EXCEPT
    114  UPPER LIMB & TOE AMPUTATION
    115  PERM CARDIAC PACEMAKER IMPLANT VALVE W/AMI HEA
    116  OTHER PERM CARD PACEMAKER IMPLANT OR AICD LEA
    117  CARDIAC PACEMAKER REVISION EXCEPT DEVICE REPL
    118  CARDIAC PACEMAKER DEVICE REPLACEMENT
    120  OTHER CIRC SYSTEM OR PROCEDURE
    121  CIRCULATORY DISORDERS WITH AMI & C.V. COMP
    122  CIRCULATORY DISORDERS WITH AMI W/O C.V. COMP
    123  CIRC DISORDERS WITH AMI EXPIRED
    124  CIR DISORDERS EXC AMI, WITH CARD
    125  CIR DISORDERS EXC AMI, WITH CARD CATH
    126  ACUTE AND SUBACUTE ENDOCARDITIS
    127  HEART FAILURE & SHOCK
    128  DEEP VEIN THROMBOPHLEBITIS
    129  CARDIAC ARREST UNEXPLAINED
    130  PERIPHERAL VASC DISORDERS W/CC
    131  PERIPHERAL VASC DISORDERS W/O CC
    132  ATHEROSCLEROSIS WITH CC
    133  ATHEROSCLEROSIS W/O CC
    134  HYPERTENSION
    135  CARD CONGENITAL & VALVULAR DISORDERS AGE
    136  CARD CONGENITAL & VALVULAR DISORDERS AGE W/CC
    138  CARD ARRHYTHMIA & CONDUCTION DISORDERS W/CC
    139  CARD ARRHYTHMIA & CONDUCTION DISORDERS W/O CC
    140  ANGINA PECTORIS
    141  SYNCOPE & COLLAPSE W/CC
    142  SYNCOPE & COLLAPSE W/O CC
    143  CHEST PAIN
    144  OTHER CIRC SYSTEM DIAG WITH CC
    145  OTHER CIRC SYSTEM DIAG W/O CC
    478  OTHER VASCULAR PROCEDURES W/CC
    479  OTHER VASCULAR PROCEDURES W/O CC

         TOTAL

AVERAGE LENGTH OF STAY
AVERAGE CHARGES PER DISCHARGE

                                                                    # OF     PATIENT    TOTAL     TOTAL    REIMB
BY FINANCIAL CLASS                                                 DSCHGS      DAYS    CHARGES    REIMB   PERCENT
                                                                   -------   -------   --------   ------  -------
 MEDICARE
 MEDI-CAL
 HMO/PPO
 OTHER

 TOTAL              CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

                                   SCHEDULE 2

                               DEFINITIVE AGREEMENT


                  CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

                   MANAGEMENT SERVICES AND LEASE AGREEMENT

     The Management Services and Lease Agreement (the "Agreement") is made and entered into at Granada Hills, California this ____ day of ________, 199_, by and between INTERNATIONAL PHILANTHROPIC HOSPITAL FOUNDATION, a California nonprofit corporation doing business as GRANADA HILLS COMMUNITY HOSPITAL ("Hospital"), with its principal place of business at 10445 Balboa Boulevard, Granada Hills, CA 91344, and RAYTEL MEDICAL CORPORATION, a Delaware corporation ("Management Company"), with its principal place of business at San Mateo, California.

                                   RECITALS

     A. Hospital owns and operates that certain general acute care hospital licensed by the State of California and known as GRANADA HILLS COMMUNITY HOSPITAL.

     B. The Hospital provides a heart program of excellence which includes, but is not limited to, cardiovascular and cardiothoracic surgical procedures; catheterization laboratory services; rehabilitation center; stress testing services; and ultrasound services (the "Program").

     C. Management Company has the experience necessary to operate and manage all aspects of a cardiovascular and cardiothoracic program.

     D. Hospital desires to retain the services of Management Company to provide its experience, skills, supervision and certain personnel in the management and operation of the Program, and Management Company desires to provide such management services under the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE 1
                       APPOINTMENT OF MANAGEMENT COMPANY

     1.1 APPOINTMENT OF MANAGEMENT COMPANY AND ACCEPTANCE. Hospital hereby appoints Management Company as the sole and exclusive management company of the Program for and on behalf of Hospital and hereby grants to Management Company the authority and responsibility, as specifically set forth herein, to supervise and manage the day-to-day operation of the Program. Management Company hereby accepts such appointment and agrees, as specifically set forth herein, to supervise and direct the management and operation of the Program.

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     1.2  ULTIMATE AUTHORITY AND CONTROL.  Hospital shall at all times exercise ultimate control over the operations of the Program and shall retain the ultimate authority and responsibility regarding the powers, duties and responsibilities vested in Hospital by law and regulation. Notwithstanding this authority, Hospital will endeavor to approve those programs which Management Company may, from time to time, institute, except in those instances where those programs are found to be in violation of government regulations or law, the Hospital Articles, Bylaws, Medical Staff Bylaws, rules or regulations, bond instrument or cause financial loss to the Hospital's other programs. Subject to the foregoing, Hospital hereby grants to Management Company the general authority to supervise and manage the day-to-day operations of the Program and to perform the specific functions set forth in this Agreement. The parties understand and agree that some program services may at some time in the future be licensed in addition to the management duties of Management Company as defined in this Agreement.
When such licensure is granted by the appropriate agency Hospital hereby agrees that the relationship between Management Company and Hospital will revert to a lessor/lessee arrangement and Hospital will relinquish all authority over Heart Center and Management as set forth in Article 6.

                                  ARTICLE 2
                          DUTIES OF MANAGEMENT COMPANY

     The following Program management services shall be performed by Management Company on behalf of Hospital.

     2.1  GENERAL MANAGEMENT AND ADMINISTRATION.

          2.1.1 SUPERVISION. Management Company shall supervise and coordinate all day-to-day aspects of the Program.

          2.1.2 GOALS AND OBJECTIVES. In conjunction with Hospital, Management Company shall establish goals and objectives for the operation of the Program.

          2.1.3 INTERFACE WITH PHYSICIANS. Management Company shall provide administrative support for daily interface with physicians.

          2.1.4 QUALITY. Management Company shall assure a consistent level of high quality services to patients requiring services in the Program, consistent with requirements of the State of California and the Joint Commission on Accreditation of Health Care Organizations ("JCAHO").

          2.1.5 PUBLIC IMAGE. Management Company shall make best efforts to establish an excellent public image for the Program.

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

          2.1.6 NAME. The Program and its facilities shall be called "The Raytel Heart Center at Granada Hills Community Hospital." In the event of a continued relationship with UCLA, Heart Center shall be called "The UCLA/Raytel Heart Center at GHCH" or alternatively "The Raytel/UCLA Heart Center at GHCH."

     2.2  FISCAL MATTERS

          2.2.1 PREPARATION AND ADOPTION OF ANNUAL BUDGET. In cooperation with Hospital Administration, Management Company shall prepare an annual budget which sets major operating goals, priorities and objectives, revenues, expenses and the capital budget of the Program ("Annual Budget"). The Annual Budget shall be presented to Hospital's Board of Directors or its designee prior to the commencement of each fiscal year for acceptance which shall not be unreasonably withheld. Upon adoption, the Annual Budget shall serve as a guide for the operation of the Program during the ensuing fiscal year. The Annual Budget shall not obligate Management Company to expend money. Failure to comply with the Annual Budget or the capital budget shall not be deemed a breach of Agreement nor grounds for termination of this Agreement.

          2.2.2 GOVERNMENT REPORTS. As requested by Hospital, Management Company shall prepare and deliver Program cost data for the preparation and filing of (i) Medicare cost reports, (ii) Medicaid Cost reports and (iii) all other governmental disclosure reports. Such cost data shall be in the form specified by Hospital for the preparation and filing of such reports.

          2.2.3 COLLECTION OF ACCOUNTS. Subject to the terms of this Agreement, Management Company shall bill and collect all Program charges which shall be deposited and maintained in an interest-bearing account designated by Hospital and Management Company in Hospital's name ("Program Bank Account"). Management Company agrees to use its best effort to maximize collections of charges for services rendered in this Program. Management Company shall have signature authority in the account as agent of Hospital. Management Company shall have the authority to disburse funds in the Program Bank Account as appropriate and to keep those balances that are deemed appropriate by Management Company for Program, provided that Management Company may not withdraw funds from the Program Bank Account if funds are due and owing to Hospital in the normal course of business from such account. Hospital shall also have the ability to withdraw money from the account when an authorized person at Management Company approves in writing such withdrawal request. Management Company may hire employees of Hospital at an hourly charge to carry out the activities set forth in this section 2.2.3, provided that the hourly charge represents at least the actual direct and indirect cost of Hospital to provide the services of such employees.

          2.2.4 CHARGES FOR SERVICES. Management Company recognizes the importance of maintaining rates to the patients of Hospital which contain the cost of health care. Prior to the opening of the Program, Management Company and Hospital shall meet to establish charge

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
structures for the services provided to Hospital patients which take into account the financial obligations of Hospital, the level of rates at other comparable hospitals and outpatient surgery centers, and the importance of provided quality health care at a reasonable cost.

          2.2.5 CAPITATION. Management Company shall administer capitation distribution from prepaid health plans in connection with the Program, if any, including but not limited to: receiving and depositing capitation payments in the Program Bank Account; reconciling capitation payments; distributing capitation payments; providing third party payor information for coordination of benefits; and distributing payments to all ancillary and administrative providers.

     2.3 SYSTEMS AND PROCEDURES. Management Company shall review the systems and procedures of Hospital and make recommendations to Hospital relating to existing and/or proposed data processing systems and any changes in such systems which may be advisable for the operation of the Program. Such recommendations shall not be unreasonably denied. Management Company at its election and expense shall be able to install separate data processing equipment compatible with other Management Company installations for the Program at its sole discretion, provided that Management Company shall use its best efforts to coordinate the use of such equipment with the systems and equipment of Hospital. Management Company at its election and expense shall be able to install separate data processing equipment compatible with other Management Company installations for Program at its sole discretion. Management Company shall not be obligated to finance or pay for any data processing systems Hospital may choose to install.

     2.4  COMMUNICATIONS AND REPORTS

          2.4.1 ANNUAL BUDGET. Management Company shall present to Hospital periodic written progress reports regarding the Annual Budget summarizing Management Company's management actions and results, steps being taken to implement improvements and such other reports as Management Company or Hospital considers appropriate to keep Hospital informed as to the status and condition of the Program.

          2.4.2 MEETINGS. Management Company shall be available to report and consult with Hospital or its designated representatives, on such matters and at such times as Hospital shall reasonably request. Hospital agrees to meet with Management Company to discuss any problems or difficulties in the management of the Program or Management Company's performance under this Agreement as Management Company shall reasonably request.

          2.4.3 MANAGEMENT COMPANY'S REPRESENTATIVE. Management Company shall designate one person to serve as Management Company's principal representative and liaison with Hospital and its Medical Staff. Such person shall be subject to approval by Hospital and shall be available to attend all meetings of Hospital (including administrative meetings and

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES meetings of the Board of Directors or its Committees) and Medical Staff regarding the Program.

          2.4.4 MANAGEMENT COMPANY'S RELATIONSHIP WITH OTHER HOSPITAL DEPARTMENTS. Hospital hereby agrees to comply with Management Company's requests regarding the protocols to be used in the ER/ICU/CCU Patient Care regarding cardiac patients, subject to review and approval of such protocols by the Hospital Medical Staff and provided that such protocols are consistent with government law and regulation, the rules of the JCAHO and the Bylaws, rules and regulations of the Hospital's Medical Staff. This protocol shall include those cardiologists who are to be considered on rotation as well as the credentialing of cardiologists for referrals from the ER. Hospital also agrees to use its best efforts in fulfilling requests from Management Company for support from other Hospital departments. The charges for this support will be consistent with the charges Management Company is paying for other Hospital services.

     2.5  PERSONNEL

          2.5.1 OF MANAGEMENT COMPANY AND HOSPITAL. Program personnel shall be employees of Management Company or Hospital as set forth in Exhibit A to this Agreement.

          2.5.2 EQUAL OPPORTUNITY. Neither Hospital nor Management Company shall discriminate against any person on the grounds of race, color, national origin, handicapped conditions, religion or sex in the recruitment or employment of personnel.

     2.6 PLANNING, MARKETING AND PUBLIC RELATIONS. Management Company shall: establish a strategic business plan, marketing plan and public relations program upon consultation with Hospital's Chief Executive Officer; produce and supply marketing materials; purchase and place media advertising programs; design, develop and implement new managed care products upon consultation with Hospital's Chief Executive Officer; and coordinate health education and wellness programs.

     2.7  MANAGED CARE AND THIRD PARTY PAYOR CONTRACTING.

          2.7.1 CONTRACTING WHICH INCLUDES PROGRAM AND OTHER SERVICES. Hospital shall be responsible for all Program managed care and third party payor contracting, including but not limited to, prepaid health plans, preferred provider organizations, exclusive provider organizations, self insured employers, employee unions, indemnity carriers, networks of ancillary service providers and out-of-area hospital and ancillary providers. Such contracting shall take into account the profitability and long term viability of the Program. Hospital shall coordinate with Management Company in all such contracting. Such coordination shall include written FAX notice by Hospital to Management Company of financial terms of each proposed contract as such terms relate to the Program. Management Company shall have three

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

(3) working days to dispute such financial terms as being of a lesser rate, charge or remuneration for Program services than any existing contract with the Hospital ("Contract Lesser Rate"). If the Management Company fails to respond to Hospital in writing by FAX transmission with such three (3) day working period, the Management Company shall be deemed to have approved the rates contained in such contract. If Management Company disputes the financial terms of any such contract and the Hospital nonetheless accepts the Contract Lesser Rate, the Hospital shall pay to Management Company upon the termination of this Agreement an amount determined as follows:

                 a.  the Contract Lesser Rate, less

                 b. the Program contract rate per procedure or the equivalent, times

                 c. the number of such procedures under such contract during the term of this Agreement.

If the Contract Lesser Rate cannot be determined as of the termination of this Agreement, time for payment pursuant to this Section 2.7.1 shall be extended until sufficient information is available to make such determination.

          2.7.2 CONTRACTING INVOLVING ONLY THE PROGRAM. In the case in which such contracting involves the Program, Management Company shall be responsible for such contracting, subject to Hospital's approval which shall not be unreasonably withheld.

     2.8  PATIENT ELIGIBILITY.

          2.8.1 DETERMINATION. Management Company shall assist with determination of eligibility of patients for health care coverage prior to provision of Hospital services.

          2.8.2 DENIALS. Management Company shall reconcile retroactive denial of eligibility against provision of medical services and authorization process by Hospital against appropriate health care benefit agreement.

          2.8.3 RETROACTIVE ELIGIBILITY. Management Company shall administer system for retroactive eligibility determination and assisting in collection of outstanding accounts receivable from ineligible patients.

          2.8.4 HOSPITAL PATIENT ADMISSION. In the event Management Company refuses a patient for any reason, including courtesy discount patients, consistent with the laws and regulations governing such patients, Hospital shall have the right to accept the patient into Program but will be financially responsible for paying for any services rendered to the patient at the median of Program's managed care rates.

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

     2.9 UTILIZATION REVIEW, QUALITY ASSURANCE AND MEDICAL POLICY COMMITTEE FUNCTIONS.

          2.9.1 REFERRAL AUTHORIZATION. Management Company shall administer managed care medical and hospital referral authorization procedures.

          2.9.2 IMPLEMENT PROGRAMS. Management Company shall design, develop and implement an outcome management program, a physician education program and a claims analysis program, upon consultation with Hospital's Chief Executive Officer.

          2.9.3 ASSISTANCE. Management Company shall provide administrative assistance prior to and at all managed care Utilization Review, Quality Assurance and Medical Policy Committee Meetings (e.g. meeting schedules, set-up, agenda, minutes). Hospital shall use its best efforts to incorporate any suggestions Management Company may have on this paragraph 2.9.3 as well as paragraphs 2.9.4 and 2.9.5.

          2.9.4 UTILIZATION REVIEW COMMITTEES. Management Company shall provide administrative support at each managed care Utilization Review Committee meeting pertinent to health benefits, billing information, referral authorization process, referral and practice patterns, compliance with referral authorization process, referral limitations, monitoring of coding procedures and utilization guidelines. Management Company may appoint a physician member of Hospital's Medical Staff to Hospital's Medical Staff Utilization Review Committee.

          2.9.5 QUALITY ASSURANCE ACTIVITIES. Management Company shall provide administrative support for all managed care Quality Assurance activities as they relate to non-medical policy and procedure development, data collection, meeting administration, documentation of findings, monitoring of Hospital developed requirements for medical record documentation.

     2.10 LIAISON WITH PROVIDERS AND THIRD PARTY PAYORS CONTRACTING WITH
HOSPITAL.

         2.10.1 COORDINATION. Management Company shall coordinate communications with providers and third party payors.

         2.10.2 FACILITATION. Management Company shall facilitate Hospital network and office expansion to meet requirements of third party payors.

         2.10.3 GRIEVANCES. Management Company shall assist in resolving any grievances between Hospital and providers, third party payors or patients.

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

     2.11 COMPLIANCE WITH REQUIREMENTS.

          2.11.1 LICENSING. Management Company shall assist Hospital in its compliance with licensing, certification and accreditation reviews, audits and issues.

          2.11.2 MEDICARE. Management Company shall assist Hospital in its compliance with Medicare conditions for coverage and accreditation standards.

          2.11.3 PROGRAM PHYSICIANS. All physicians applying for Hospital Medical Staff privileges in the Program shall be reviewed by the Management Company's credentialing committee. The results of such review shall be forwarded in writing to the appropriate Hospital Medical Staff committee for consideration as part of the Hospital's credentialing process consistent with time frames contained in Hospital's Medical Staff Bylaws.

     2.12 OTHER DUTIES. Management Company shall take such other actions and perform such other duties as are consistent with the terms of this Agreement and as may be requested by Hospital in order to comply with government regulations except that nothing in this section shall imply that Management Company is obligated to undertake any expenditures.

                                   ARTICLE 3
                            MANAGEMENT OF PROGRAM

     3.1 RELATIONSHIP OF PARTIES. It is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement. Neither party, nor any other person performing services on behalf of either party pursuant to this Agreement, shall have any right or claim against the other party under this Agreement for social security benefits, workers' compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave or any other employee benefits of any kind.

     3.2 PATIENT SERVICES. From time to time and as appropriate, Management Company shall make recommendations to Hospital concerning changes in the scope of services offered in the Program as set forth in Exhibit B to this Agreement. In formulating its recommendations, Management Company shall confer with and seek the advice and recommendations of Hospital and members of Hospital's Medical Staff.

     3.3 MEDICAL AND PROFESSIONAL MATTERS. All medical and professional matters shall be the responsibility of Hospital and its Medical Staff. Management Company shall provide advice and consultation in matters relating to the Medical Staff. Hospital and the Medical Staff shall use their best efforts to follow such advice and consultation and shall not unreasonably reject the advice and consultation. Management Company shall at all times use

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES its best efforts and devote the resources necessary to maintain excellent working relations with both the Hospital and its Medical Staff.

     3.4  MAINTENANCE OF STANDARDS

          3.4.1 STANDARDS OF HEALTH CARE MANAGEMENT. Management Company shall manage the Program in accordance with generally accepted health care management techniques for a general acute care hospital licensed in the community, with reasonable exercise of its judgment and consistent with the policies adopted by Hospital and the resources available to it, including, but not limited to, availability of services in the Program to all inpatients and outpatients presenting in the Program without regard to the ability to pay in accordance with Hospital's policy.

          3.4.2 QUALITY CONTROLS. Management Company shall assist in activating and maintaining on a continuing basis its quality assurance program to provide objective measurements of the quality of health care provided in the Program and to promote full compliance with the Quality Assurance Standards of the JCAHO. Management Company shall further encourage and assist the Medical Staff to meet JCAHO standards with respect to medical practices and procedures.

          3.4.3 OPERATIONAL PLANNING. Management Company shall provide an annual report to assist Hospital and the Medical Staff in reviewing short, medium and long range objectives for the Program and in formulating recommendations with respect thereto. For purposes of this Agreement, the term "short range objective" is intended to mean ______________ the term "medium range objective" means __________________ and the term "long range objective" means _______________ or longer. If Hospital desires Management Company to develop a master plan, Management Company shall make a presentation to Hospital explaining the justification for development of such a plan.

          3.4.5 GOVERNMENT REGULATIONS. Management Company, in the performance of its duties under this Agreement, shall comply with all applicable local, state and federal rules and regulations governing the Hospital and the Program.

          3.4.6 CONFIDENTIALITY OF RECORDS. Management Company shall assure that the confidentiality of all records of the Hospital is maintained in accordance with the standards of the JCAHO and shall comply with all applicable local, state and federal laws and regulations relating to records of the Hospital.

          3.4.7 MEDICARE DISCLOSURE OF BOOKS AND RECORDS. To the extent required by Section 1395x(V)(1)(I) of Title 42 of the United States Code:

                 a. Until the expiration of four years after the termination of this Agreement, Management Company shall make available, upon written request to the

         CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS PAGE

Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by Management Company under this Agreement.

                 b. Management Company further agrees that in the event Management Company carries out any of its duties under this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more, over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organizations as are necessary to verify the nature and extent of such costs.

                                   ARTICLE 4
           CAPITAL IMPROVEMENTS, EQUIPMENT, SUPPLIES AND SERVICES

     4.1  CAPITAL IMPROVEMENTS AND EQUIPMENT.

          4.1.1 Management Company shall pay the costs of capital improvements and new equipment for the Program. Within one hundred twenty
(120) days of the execution of this Agreement, Management Company shall make recommendations to Hospital regarding proposed capital improvements and equipment purchases or leases. If approved by Hospital, whose approval shall not be unreasonably withheld, Management Company shall negotiate the contracts and supervision of the installation of such capital improvements or equipment. Management Company shall thereafter as part of the Annual Budget make recommendations to Hospital as to further capital improvements for the Program.

          4.1.2 Management Company shall make available sufficient funds to pay for such capital improvements and equipment during the term of this Agreement to achieve the following:

                 a. Consolidation of the operations of all services and functions of the Program.

                 b. Upgrading the catheterization laboratory equipment to present standard of care.

                 c.  Providing new management information systems.

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

                  d. Maintaining a high level of Program quality and outcomes.

             4.1.3 Management Company shall retain ownership of equipment purchased subsequent to the termination of this Agreement, subject to Hospital's right to purchase equipment under section 10.2.2 of this Agreement.

             4.1.4 In the event Management Company recommends to Hospital the construction of a new building on Hospital property or the need for Program to occupy more than __________ of the total Hospital building, Management Company shall present to Hospital a comprehensive planning and development document for such expansion. Hospital shall evaluate any proposed expansion of the Program and shall not reasonably withhold approval unless such expansion violates government law or regulation, present Hospital policy including the master plan, JCAHO requirements or unless the expansion impinges on the financial viability of Hospital.

     4.2  SUPPLIES AND SERVICES.

             4.2.1 RESPONSIBILITY. Hospital shall supply the Program with all utilities, including in-house and local telephone services, existing Program medical equipment, services except where specialized equipment maintenance is required, central supply, maintenance and security services required to operate the Program as agreed upon by Hospital and Management Company. Management Company will pay for this as part of the lease price. Where usage can be established, Management Company will pay Hospital on a fee-for-service basis.

             4.2.2 CONTRACTS. Hospital shall negotiate all contracts for supplies and services to be provided by it pursuant to the terms of this Agreement, including, but not limited to, group purchasing contracts. Management Company shall assist Hospital in such negotiations upon request and advise Hospital of purchasing contracts available to Management Company.

                                  ARTICLE 5
                                PROGRAM SPACE

    5.1 HOSPITAL RESPONSIBILITIES. During the term hereof, Hospital shall lease to Management Company the space described in Exhibit C to this Agreement under rates set forth in Article 11 of this Agreement. Such space shall be used for the operation of the Program by Management Company and for Hospital Medical Staff Physicians practicing in the Program ("Program Physicians") as provided in this Agreement and for no other purposes. Any changes to such space may be made only upon the written agreement of Hospital and Management Company. Hospital shall provide to Management Company and its personnel access to all common areas and departments in the Hospital necessary to carry out the operation of the Program on a basis similar to all Hospital personnel for other Hospital

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

departments, including, but not limited to, parking, admitting, waiting rooms, toilet facilities and cafeteria.

     5.2 MAINTENANCE. Hospital shall maintain and promptly repair the physical property in the Program as shall be requested by Management Company and determined necessary by Hospital in order to maintain the same in good working order and condition.

                                   ARTICLE 6
                               PROGRAM SERVICES

     6.1 LICENSURE BY MANAGEMENT COMPANY. It is anticipated by the parties that Management Company may apply for and obtain licensure from the State of California to exclusively operate certain Program services. Hospital agrees to use its best efforts to cooperate with the separate license applications and the necessary actions required to ascertain such a license. The parties agree that Program services for which Management Company may apply for licensure include all heart related diagnostic and therapeutic activities including, without limitations, surgery, catheterization, rehabilitation, patient rooms and ICU.

     6.2 AGREEMENT REGARDING OWNERSHIP OF PROGRAM SERVICES BY MANAGEMENT COMPANY. Upon the granting of such license, Hospital agrees to lease all facilities involved in the license to Management Company at the same rates as presently exist in this Agreement. Hospital also agrees to continue to supply to Management Company those services presently supplied to Heart Center at the same rates as agreed to in this Agreement.

     6.3 AGREEMENT REGARDING HOSPITAL APPROVAL REQUIRED UNDER SEPARATE LICENSE. Upon separate licensure of Program activities, Management Company agrees to continue to coordinate changes in Program with Hospital. Nothing in this Agreement shall be construed to unreasonably constrain Management Company from operation of its licensed services, except that such operation may not interfere with the legal activities of the Hospital consistent with government law, regulation or the Hospital's Bylaws, rules and regulations.


                                  ARTICLE 7
                     MANAGEMENT OF PROGRAM PHYSICIANS

     7.1 BY MANAGEMENT COMPANY. Management Company intends to provide management services to Program Physicians.

     7.2 LEASE OF SPACE FOR PROGRAM PHYSICIANS. Pursuant to Article 5 of this Agreement, Management Company shall lease space from Hospital to be used as medical offices by Program Physicians.

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

     7.3 ADDITIONAL SPACE. In the event during the term of this Agreement Management Company requires additional space, Hospital agrees to provide such space at a proportional increase in the rate presently charged for the facilities, unless provision of such space requires additional expenditures in which case Management Company shall pay the cost of such expenditures.

                                  ARTICLE 8
             PURCHASE OF MEALS AND SUPPLIES BY MANAGEMENT COMPANY

     Hospital shall provide to Management Company the meals and supplies set forth in Exhibit D to this Agreement.

                                  ARTICLE 9
                                     TERM

     Subject to earlier termination as provided in ARTICLE 10, the initial term of this Agreement shall be for ten (10) years, commencing as of August 1, 1996 and expiring on July 31, 2006. Management Company shall have the option of extending this Agreement for an additional five (5) years.

                                  ARTICLE 10
                                 TERMINATION

     10.1 GROUNDS FOR TERMINATION BY EITHER PARTY. During the term hereof, either party may terminate this Agreement for cause at any time upon receipt of written notice as set forth below to the other party. For the purposes of this Agreement, "cause" is defined solely as any one or more of the following:

             10.1.1 MATERIAL COVENANT. A default in the performance of any material covenant, agreement, term or provision, when such default continues for a period of thirty (30) days after written notice is given to the defaulting party by the non-defaulting party, which notice shall set forth the specific incidents of default and the provisions in this Agreement which the defaulting party has breached. For the purposes of this Agreement, "material covenant, agreement, term or provision" is defined as a covenant, agreement, term or provision contained in this Agreement which constitutes substantially the consideration of the Agreement or without which the Agreement would not have been made.

             10.1.2 LOSS OF LICENSE. This Agreement may be immediately terminated if: the Hospital or Management Company fails to maintain any material license for the Hospital or the Program or if any such license is suspended, terminated or revoked and is not reinstated

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

within a reasonable period of time; the Hospital or Management Company fails to maintain JCAHO accreditation of Hospital; or if the Hospital or Management Company fails to maintain the Hospital's Medicare certification.

     10.2 GROUNDS FOR TERMINATION BY HOSPITAL. During the term hereof, Hospital may terminate this Agreement if:

             10.2.1 SURGICAL PROCEDURES. The Program has fewer than __________ surgical procedures or __________ diagnostic catheterization per year measured annually from the date of the Agreement for _________________.

             10.2.2 DAMAGE TO HOSPITAL. Material damage occurs to the Hospital or any portion thereof relating to the cooperation of the Program by fire or any other casualty, but only if Hospital fails to commence the activities that will lead to the repair, restoration, rebuilding, or replacement of any such damage or destruction within sixty (60) days after such fire or other casualty, or shall fail to complete such work within a reasonable period of time. In the event Hospital elects not to rebuild Hospital, Management Company may, at its expense, rebuild all or a portion of Hospital. Until such expenses have been repaid, Management Company would have the responsibility of running Hospital.

             10.2.3 FAILURE OF PAYMENTS. Management Company fails to pay to Hospital any sum required pursuant to this Agreement, and such failure is not cured within three (3) days after written notice of such failure is received by Management Company.

     10.3 GROUNDS FOR TERMINATION BY MANAGEMENT COMPANY. During the term hereof, Management Company may terminate this Agreement if:

             10.3.1  CHANGE OF OWNERSHIP.  The ownership of Hospital changes.

     10.4  EFFECT OF TERMINATION

             10.4.1 FURTHER OBLIGATION. Upon termination of this Agreement pursuant to this Article 10, or upon expiration of the term of this Agreement, neither party shall have any further obligation hereunder except for obligations occurring prior to the date of termination and obligations, promises, or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

             10.4.2 PURCHASE OF EQUIPMENT, INVENTORIES AND SUPPLIES. Upon termination of this Agreement by Hospital, Hospital shall be required to purchase from Management Company, at a price equal to _______________________.

                  a. All equipment owned by Management Company which are used in the Program; and

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

                  b. All inventories and supplies owned by Management Company for use in the Program.

                  c. All leasehold improvements made to the Premises by Management Company and approved by Hospital; and

                  d. All equipment upgrades made by Management Company to existing equipment in Program.

(Items a., b., c. and d. above are hereinafter referred to as the "Acquisition Assets".)

             Hospital shall pay Management Company the purchase price for the Acquisition Assets as follows: either full payment within sixty (60) days following the effective date of termination of this Agreement; or in sixty
(60) equal monthly payments including interest at ten percent (10%) per annum and a security interest subordinated to existing Hospital debt. This Section
10.4.2 shall be subject to the terms of the Hospital's bond indenture and related documents.

             10.4.3. OPTION TO PURCHASE ACQUISITION ASSETS. Upon termination of this Agreement by Management Company for any reason, Hospital shall have the option to purchase from Management Company, at a price equal to ___________, the Acquisition Assets. If Hospital exercises its option under this Section 10.4.3, Hospital shall pay Management Company the purchase price for said equipment, inventories and supplies as follows: either full payment within sixty (60) days following the effective date of termination of this Agreement; or in sixty (60) equal monthly payments including interest at ten percent (10%) per annum and a security interest subordinated to existing Hospital debt. This Section 10.4.3 shall be subject to the terms of the Hospital's bond indenture and related documents.

             10.4.4 USE OF EQUIPMENT, INVENTORIES AND SUPPLIES. Upon termination of this Agreement by either party, for at least one hundred twenty (120) days following the effective date of termination, Management Company shall allow Hospital the use of the Acquisition Assets.

             10.4.5 ASSUMPTION OF MANAGEMENT COMPANY'S EQUIPMENT LEASE. Upon termination of this Agreement for any reason, Hospital shall have the option to assume Management Company's leases of all equipment leased by Management Company for Program.

             10.4.6 PERSONAL PROPERTY. Upon termination of this Agreement for any reason, Management Company shall vacate the Hospital premises on the effective date thereof, removing at such time any and all of its personnel and personal property. Any personal property which is not so removed, shall become the property of the Hospital.

                                    - 15 -

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

                                   ARTICLE 11
                                  COMPENSATION

                          [to be completed by parties]

                                   ARTICLE 12
                                   INSURANCE

     12.1 HOSPITAL. Hospital, at its sole cost, shall maintain the following insurance coverages during the term of this Agreement, with a licensed insurance company admitted to do business in the state of California rated "A" or better in A.M. Best ratings of insurance carriers:

          12.2.1 GENERAL AND PROFESSIONAL LIABILITY. General and professional liability with limits of not less than three million dollars ($3,000,000) per occurrence and ten million dollars ($10,000,000) in the aggregate;

          12.2.2 WORKERS' COMPENSATION. Statutory coverage for workers' compensation; and

          12.2.3 FIRE. Fire and extended coverage of the Hospital-owned contents in amounts not less than full replacement costs.

     12.2 MANAGEMENT COMPANY. Management Company, at its sole cost, shall maintain the following insurance coverages during the term of this Agreement, with a licensed insurance company admitted to do business in the state of California rated "A" or better in A.M. Best ratings of insurance carriers:

          12.2.1 GENERAL AND PROFESSIONAL. General and professional liability with limits of not less than three million dollars ($3,000,000) per occurrence and ten million dollars ($10,000,000) in the aggregate;

          12.2.2 WORKERS' COMPENSATION. Statutory coverage for workers' compensation; and

          12.2.3 FIRE. Fire and extended coverage Management Company's equipment located in the Hospital in an amount not less than full replacement cost.

     12.3 TAIL COVERAGE. With respect to the insurance policies which the parties are required to purchase and maintain pursuant to this Article 12, in the event that either party procures a "claims made" policy as distinguished from an "occurrence" policy, that policy shall

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES procure and maintain, prior to termination of such insurance, continuing "tail" coverage acceptable to the other party.

     12.4 EVIDENCE OF INSURANCE. Each party shall provide the other party with a minimum of thirty (30) days' prior written notice in the event any of the policies set forth in this Article 12 are canceled, changed or amended. Each party shall, from time to time, upon a reasonable request of the other party, furnish to the requesting party written evidence that the policies of insurance required pursuant to this Article 12 are in full force and effect, and valid and existing in accordance with the provisions of said paragraphs.

                                   ARTICLE 13
                                 INDEMNIFICATION

     13.1 INDEMNIFICATION BY MANAGEMENT COMPANY. Management Company shall indemnify and hold Hospital harmless from any and all claims, loss, liability or damage of any kind whatsoever, including but not limited to reasonable attorneys' fees and court costs, arising out of or in any manner occasioned by the negligence or intentional torts of Management Company or its employees, servants and subcontractors, arising out of their duties under this Agreement or their presence in the Hospital.

     13.2 INDEMNIFICATION BY HOSPITAL. Hospital shall indemnify and hold Management Company harmless from any and all claims, loss, liability or damage of any kind whatsoever, including but not limited to, reasonable attorneys fees and court costs arising out of or in any manner occasioned by the negligence or intentional torts of Management Company or its employees, servants and subcontractors, arising out of their duties under this Agreement or their use and occupancy of the Hospital.

                                   ARTICLE 14
                             SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, Management Company may not assign any of its respective rights or delegate any of its respective duties hereunder without receiving the prior written consent of Hospital.

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

                                   ARTICLE 15
                                      NOTES

     Any notices by either party to the other shall be in writing and shall be deemed to have been given on the earlier of (a) the date on which it is delivered personally, or (b) one (1) business day after if is sent via
Federal Express or other overnight courier to the party at its address as set forth on page 1 of this Agreement, or (c) three (3) days after it is deposited in the U.S. mail, postage prepaid, certified with return receipt requested and addressed to the party at its address as set forth on page 1 of this Agreement. Either party may change its address by providing notice to the other party as provided herein.

                                   ARTICLE 16
                                 ATTORNEY FEES

     In the event of any dispute between the parties hereto relating to the terms, covenants or conditions of this Agreement, whether or not an action is filed, the prevailing party in any such dispute shall be entitled to recover the costs thereof, including, without limitation, the reasonable attorney fees (whether trial or appellate), so incurred,

                                   ARTICLE 17
                 BUSINESS, FINANCIAL AND PATIENT MEDICAL RECORDS

     17.1 ACCESS TO INFORMATION. Hospital hereby authorizes and grants to Management Company full and complete access to all information, instruments and documents relating to the Program which may be reasonably requested by Management Company in order to perform its duties under this Agreement.

     17.2  OWNERSHIP AND INSPECTION OF RECORDS.

           17.2.1 PATIENT MEDICAL RECORDS. At all times during and after the term of this Agreement, all patient medical records shall be and remain the sole property of Hospital. The patient medical records shall be maintained and kept at the Hospital and upon termination of this Agreement, all such patient medical records shall be and remain in the possession of Hospital. Hospital will cooperate and allow Management Company to access such records in the event of any government actions or legal actions where Management Company is a named party.

          17.2.2 LISTS. At all times during and after the term of this Agreement, financial, corporate and personnel records and information, including but not limited to all lists of patients and managed care contracts relating exclusively to the business and activities of Hospital, shall be and remain the sole property of Hospital. Notwithstanding the foregoing,

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

Hospital shall at all times during the term of this Agreement make available to Management Company for inspection by its authorized representatives, during regular business hours, at the principal place of business of Hospital, any Hospital records determined by Management Company to be necessary to perform its duties under this Agreement.

          17.2.3 BANKRUPTCY. In the event either party makes a decision to enter voluntary bankruptcy, the other party shall be notified at least forty-eight (48) hours prior to the filing of bankruptcy documents, during which time the notified party may exercise any and all legal remedies it may have under law and this Agreement.

                  17.2.3.1 In the event Hospital is forced into involuntary bankruptcy, this Agreement shall remain in force and shall be binding in accordance with the laws of the State of California.

          17.2.4 RIGHT OF FIRST NEGOTIATION. If, at any time during the term of this Agreement, Hospital desires to sell or substantially all of the assets of the Hospital (the "Assets") to a third party which is unaffiliated with the Hospital and which is not a nonprofit entity or organization, Hospital shall notify the Management Company of such desire and, for a period of thirty (30) days thereafter, Hospital and Management Company shall negotiate in good faith with respect to the purchase of the Assets by the Management Company. During such thirty (30) day period, Hospital may not solicit a buyer for the Assets other than the Management Company. If the parties are unable to reach an agreement with respect to the purchase of the Assets by the Management Company by the expiration of the thirty (30) day period, Hospital shall be free to sell the Assets under more favorable terms to any person and Management Company shall have no further rights in respect to the Assets or the purchase thereof. For the purposes of this Agreement the phrase "more favorable terms" shall mean those terms, conditions, covenants, and restrictions which best meet the goals and purposes of the Hospital as may be set forth in Hospital's Articles and Bylaws and as may be set forth from time to time by resolution of the Hospital's Board of Directors.

                                   ARTICLE 18
                  NON-COMPETITION: CONFIDENTIAL INFORMATION

     18.1 NON-COMPETITION. Management Company and all of the affiliated entities of Management Company agree for the duration of this Agreement not to develop, manage, acquire any ownership interest in or establish any affiliation with any person or entity offering services offered by the Program or related services within fifteen (15) miles of the Hospital. Further, Management Company agrees that the shareholders, directors and officers of Management Company for the duration of this Agreement shall not develop, manage, acquire any ownership interest in or establish any affiliation with any person or entity offering services offered by the Program or related services with fifteen (15) miles of the Hospital.

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

     Hospital agrees for the duration of this Agreement not to develop, manage, acquire any ownership interest in or establish any affiliation with any person or entity offering services offered by the Program or related services; provided, however, that this provision shall not in any way prohibit or restrict Hospital from entering into any transaction involving the operation of the Hospital or the sale, merger or change of ownership of the Hospital; and further provided that this provision shall not in any way be deemed to limit the provision of services offered by the Program and related services at the Hospital by any qualified physician who is a member of the Hospital's Medical Staff with appropriate clinical privileges.

     18.2 CONFIDENTIAL INFORMATION. For purposes of this paragraph 18.2, the term confidential information shall include (i) all proprietary documents and other materials of Management Company and Hospital which contain information relating to the operation of the Program or Hospital and (ii) all methods, techniques and procedures utilized by Management Company and Hospital in operating the Program or Hospital which are not readily available through sources in the public domain.

          18.2.1 Hospital agrees to and acknowledges that confidential information of Management Company will be disclosed to it in the course of performing this Agreement. Hospital shall not without the prior written consent of Management Company, use confidential information of Management Company for any purpose other than the performance of this Agreement. Hospital further agrees to keep strictly confidential and to hold in trust all confidential information of Management Company and not to disclose or reveal such information to any third party with the express prior written consent of Management Company.

          18.2.2 Management Company agrees and acknowledges that confidential information of Hospital will be disclosed to it in the course of performing this Agreement. Management Company shall not without the prior written consent of Hospital, use confidential information of Hospital for any purpose other than the performance of this Agreement. Management Company further agrees to keep strictly confidential and to hold in trust all confidential information of Hospital and not to disclose or reveal such information to any third party without the express prior written consent of Hospital.

          18.2.3 Upon termination of this Agreement, each party shall retain in its exclusive possession all confidential information, in whatever form, developed or provided by that party in the performance of its duties under this Agreement, and each party shall return all confidential information of the other party which may be in its possession. Each party agrees that it shall not use any confidential information of the other party following termination of this Agreement. This paragraph shall not apply to information required to be maintained by either party under Federal or State law or regulation.

                CONFIDENTIAL TREATMENT REQUESTED - EDITED COPIES

                               ARTICLE 19
                              ARBITRATION


     Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement shall be resolved by binding arbitration at the request of either party, in accordance with the rules of the American Arbitration Association. There shall be one arbitrator who shall apply California substantive law and federal substantive law where state law is preempted. Civil discovery for use in such arbitration may be conducted in accordance with the California Code of Civil Procedure and the California Evidence Code, and the arbitrator selected shall have the power to enforce the rights, remedies, duties, liabilities, and obligations of consequences, liabilities, sanctions, and penalties as can be or may be imposed in like circumstances in a civil action by a superior court of the State of California. The provisions of California Code of Civil Procedure Section 1283 and 1283.05 concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement.

     The arbitrator shall have the power to grant all legal and equitable remedies and award damages provided by California law, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the decision is based. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6 for any such error.

     Notwithstanding the above, in the event either party wishes to obtain injunctive relief or a temporary restraining order, such party may initiate an action for such relief in a court of law and the decision of the court of law with respect to the injunctive relief or temporary restraining order shall be binding upon both parties.

                                 ARTICLE 20
                               MISCELLANEOUS

     20.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein and correctly sets forth the rights, duties and obligations of each to the other as of its date. Any prior agreement, promises, proposals, negotiations or representations, whether written or oral, which are not expressly set forth in this Agreement are hereby superseded and are of no force or effect.

     20.2 GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of California. Venue for any action arising out of this Agreement shall be in the State of California.

     20.3 INTERPRETATION. The terms of this Agreement shall not be construed for or against either party by reason of the drafting hereof and shall not be interpreted by reference to any of the titles or headings to the paragraphs or subparagraphs which have been inserted for convenience purposes only and are not deemed part hereof.

     20.4 EXHIBITS. The terms of this Agreement are deemed to include all of the schedules and exhibits hereto, which are made a part hereof by this reference.

     20.5 AMENDMENTS/WAIVER. This Agreement may only be amended in writing and any provision hereof may be waived only in writing by the party entitled to the benefit of such provision. No waiver of the breach of any provision shall be deemed or construed to be a waiver of any other or the same provision.

     20.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.7 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, any such provision shall be stricken and the remaining provisions shall remain in full force and effect provided the stricken provisions are not material to the consideration provided by either party hereto.

     20.8 ASSIGNABILITY. This Agreement shall not be assignable by Hospital to a third party whether related or not without the expressed written approval of Management Company, provided, however, there shall be no restriction on assignment of this Agreement by the Hospital in the event the assignment results from a purchase of assets of the Hospital which gives rise to a right of first negotiation by Management Company under Section 17.2.4 of this Agreement.

     20.9 NOTICES. Any notices by either party to the other shall be in writing and shall be deemed to have been given on the earlier of (a) the date on which it is delivered personally, or (b) one (1) business day after it is sent via Federal Express or other overnight courier to the party at its address as set forth on page 1 of this Agreement, or (c) three (3) days after it is deposited in the U.S. mail, postage prepaid, certified with return receipt requested and addressed to the party at its address as set forth on page 1 of this Agreement. Either party may change its address by providing notice to the other party as provided herein.

     IN WITNESS WHEREOF, the parties have hereunto set their hands this 9th day of January, 1996.

Management Company:                       HOSPITAL:


RAYTEL MEDICAL CORPORATION                INTERNATIONAL PHILANTHROPIC
                                          HOSPITAL FOUNDATION, dba
                                          GRANADA HILLS COMMUNITY
                                          HOSPITAL


By: /s/ Richard Bader                     By: /s/ Thomas Wallace
    ----------------------------              --------------------------
    RICHARD BADER                             THOMAS WALLACE
    Chairman                                  Chairman

                                   EXHIBIT A
                               PROGRAM PRESONNEL


     All full-time, part-time and/or per diem personnel assigned to the following cost centers and/or departments including

     - Catheterization Laboratory Services;

     - Cardiac Rehabilitation Services;

     - Stress Testing Services;

     - Non-Invasive Cardiology Diagnostic Testing Services;

     - Cardiovascular and Cardiothoracic Surgery Services; and

     - Pacemaker Clinic.


                      [names to be inserted]

                                   EXHIBIT B
                               SCOPE OF SERVICES


     - Catheterization Laboratory Services;

     - Cardiac Rehabilitation Services;

     - Stress Testing Services;

     - Non-Invasive Cardiology Diagnostic Testing Services;

     - Cardiovascular and Cardiothoracic Surgery Services; and

     - Pacemaker Clinic.

                                   EXHIBIT C
                                 PROGRAM SPACE


     See attached diagram.

                                   EXHIBIT D
                              MEALS AND SUPPLIES